Exhibit 99.1

 Focus Enhancements Reports Fourth Quarter and Full Year 2006 Results

     - Revenue Increases 69% for Fourth Quarter 2006 and 53% for the Year, Compared to the Same Periods in 2005 -

         - Announces Actively Working With 26 Manufacturers on UWB
                              Projects -


    CAMPBELL, Calif.--(BUSINESS WIRE)--March 1, 2007--Focus Enhancements, Inc. (NASDAQ:FCSE), a worldwide leader in video production, PC-to-TV conversion and Ultra Wideband (UWB) wireless announced financial results for its fourth quarter and year ended December 31, 2006.

    -- Fourth quarter total revenue of $10.3 million increased 69 percent over fourth quarter 2005.

    -- Semiconductor Business fourth quarter revenue was $3.1 million, up 179 percent over fourth quarter 2005.

    -- Systems Business fourth quarter revenue was $7.2 million, up 45 percent over fourth quarter 2005.

    "2006 was a very exciting year as we delivered dramatic revenue growth in our Semiconductor Business, supported by steady growth in our Systems Business," stated Brett Moyer, president and chief executive officer of Focus Enhancements. "Looking forward, our 2006 research and development (R&D) investments combined with our recent $6.3 million financing have positioned us for a third year of sequential revenue growth. We are poised to take advantage of the presently anticipated growth opportunities in the portable device market and for wireless connectivity, and we expect initial revenue for our new TV-out and UWB chips in the third quarter of 2007."

    Moyer continued, "With our robust UWB technology, we are pioneering a new wireless marketplace, currently projected by analysts to be worth approximately $1 billion by 2010. In the past five months, we have begun actively working with 26 companies, including major personal computer manufacturers, consumer electronic companies and original device manufacturers all over the globe. In the third quarter of this year, we expect our customers to be shipping Wireless USB hard drives, hubs and dongles enabling products for the 2007 holiday season. Other active project discussions include smart phones, portable phones, DVR/media centers, set-top boxes, printers, notebook computers and televisions. Incorporation of our UWB technology in these devices will drive UWB revenue in 2008."

    Fourth Quarter 2006 Financial Results

    Revenue for the fourth quarter was $10.3 million, compared to $6.1 million reported for the same quarter of 2005. Operating expenses were $7.2 million, compared with $5.5 million in the prior year period. Net loss for the quarter was $3.0 million, or $0.04 per share, versus a net loss of $3.3 million, or $0.05 per share, in the same quarter of 2005. Non-GAAP net loss for the fourth quarter was $2.8 million, or $0.04 per share, versus non-GAAP net loss of $3.2 million, or $0.05 per share, for the fourth quarter 2005. At December 31, 2006, cash and cash equivalents plus available credit facilities were $6.5 million.

    Full-Year 2006 Financial Results

    Revenue for the year ended December 31, 2006 was $37.5 million, compared to $24.6 million reported for the same period of 2005, a 53 percent increase. Operating expenses were $26.3 million, compared to $24.0 million in 2005. Net loss for the year ended December 31, 2006 was $15.9 million, or $0.23 per share, versus a net loss of $15.4 million, or $0.25 per share, for 2005. Non-GAAP net loss for the year ended December 31, 2006 was $9.9 million, or $0.14 per share, versus a non-GAAP net loss of $15.2 million, or $0.25 per share, for 2005.

    Gary Williams, chief financial officer of Focus Enhancements, stated, "During 2006, in addition to 53 percent revenue growth, we improved gross margin as a percent of revenue by nine percentage points to 46 percent, and reduced non-GAAP net loss by 35 percent or $5.3 million. In late February 2007, as we have previously reported, we substantially strengthened our balance sheet and working capital by raising net proceeds of $6.3 million in a shelf offering. We expect this financing to fund the development of our UWB technology and general operating requirements through 2007."

    2007 Outlook

    Moyer commented, "With the product sales and R&D strategies we have in place, throughout 2007 we currently expect revenue to increase and expenses to decrease sequentially each quarter."

    The company currently anticipates full year 2007 revenue between $42 million and $46 million, with Semiconductor Business revenue contribution increasing to approximately 35 percent of total revenue. On these expectations, 2007 gross margin as a percentage of revenue is anticipated to be approximately 46 percent to 48 percent. Operating expenses for the year are expected to be approximately $30 million.

    For the first quarter of 2007, the company currently anticipates revenue in the range of approximately $7.0 million to $7.8 million. On these expectations, first quarter gross margin as a percentage of revenue is anticipated to be approximately 44 percent to 46 percent. First quarter 2007 operating expenses are expected to be approximately $8.3 million, as R&D expenses are expected to peak at $4.6 million with the company's completion of the tape-out of two new semiconductor chips.

    Recent Highlights

Semiconductor Business:
-- While at the 2007 International Consumer Electronics Show
   (CES) in Las Vegas:
   -- Demonstrated the FS45X Series of Video Processors in products from 12 manufacturers, including Toshiba's Gigabeat, Digital Cube's i-Station portable media players, Microsoft's Zune, and Elitegroup Computer Systems.
   -- Announced UWB technology will be used for wireless storage devices with Mapower of Taiwan.

Systems Business:
-- Introduced the new version 3.0 Firmware upgrade for the FS-100
   Portable Direct To Edit(R) (DTE) Recorder giving the users enhanced workflow features.
-- On January 30, 2007 we announced that the editors of Videomaker
   Magazine recognized FS-100 as the Year's Best Hard Drive Recorder.

    Investor Conference Call

    The company will host a shareholder conference call to discuss the fourth quarter 2006 results on March 1, 2007 at 1:30 p.m. Pacific Time, after which management will host a question and answer session. The call is being webcast and can be accessed from the Focus Enhancements web site at www.focusinfo.com. The webcast will be available through April 1, 2007. For those without Internet access, the telephone dial-in number is 706-634-0182 for domestic and international participants. Participants should dial in five to ten minutes prior to the beginning of the call at 1:30 p.m. PT (4:30 p.m.
ET). A telephone replay will be available through March 5, 2007; dial 706-645-9291, and enter access code 8624965.

    About Focus Enhancements, Inc.

    Focus Enhancements, Inc. (NASDAQ CM:FCSE), headquartered in Campbell, CA, is a leading designer of world-class solutions in advanced, proprietary video and wireless video technologies. The company's Semiconductor Group develops integrated circuits (ICs) for high-performance applications in the video convergence market, including IPTV set-top boxes and portable media players. Focus Enhancements is currently developing a wireless IC chip set based on the WiMedia UWB standard and designed to be compatible with Wireless USB, and used in personal computer (PC), consumer electronics (CE), and mobile electronics applications. The company's Systems Group develops video products for the digital media markets, with customers in the broadcast, video production, digital signage and digital asset management markets. More information on Focus Enhancements may be obtained from the company's SEC filings, or by visiting the Focus Enhancements home page at http://www.focusinfo.com.

    Use of Non-GAAP Financial Information

    To supplement the company's condensed consolidated financial statements presented in accordance with GAAP, Focus Enhancements uses non-GAAP measures of certain components of financial performance, including net loss and net loss per share data, which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP measures are provided to enhance investors' overall understanding of the company's current financial performance and the company's prospects for the future. Specifically, the company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures included in this press release have been reconciled to the GAAP results.

    Safe Harbor Statement

    Statements in this press release which are not historical, including statements regarding management's intentions, hopes, expectations, representations, plans or predictions about the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include statements regarding management's expectations of funding requirements in 2007, demand for Focus Enhancements' products, which impacts revenue, gross margin percentage and cash from operations, management's plans to complete its semiconductor chip designs, move its technology to silicon, and the performance of its technology, including UWB in silicon. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially include customers' acceptance of recently introduced products, changes in customer order patterns, unforeseen increased costs and delays in research and development, the company's ability to maintain adequate funding to develop and implement UWB technology, the ability of the company to migrate its UWB technology to silicon in a timely manner, the performance and acceptance of its UWB technology when successfully moved to silicon, and the risk factors specified in the company's Form 10-K for the year ended December 31, 2005, Forms 10-Q for the quarterly periods ended March 31, 2006, June 30, 2006 and September 30, 2006, as well as other filings with the SEC. These statements are based on information as of March 1, 2007 and the company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.


                       Focus Enhancements, Inc.
           Condensed Consolidated Statements of Operations
               (In thousands, except per share amounts)
                             (Unaudited)

                               Three Months Ended      Year Ended
                              ------------------- --------------------

                              December  December  December  December
                               31, 2006  31, 2005  31, 2006  31, 2005
                              --------- --------- --------- ----------

Net revenue                   $ 10,283  $  6,083  $ 37,478  $  24,551
Cost of revenue                  5,302     3,716    20,259     15,520
                              --------- --------- --------- ----------
  Gross margin                   4,981     2,367    17,219      9,031
                              --------- --------- --------- ----------

Operating expenses:
  Sales, marketing and support   2,177     1,710     8,930      6,668
  General and administrative     1,143     1,139     4,148      4,059
  Research and development       3,759     2,531    12,720     12,791
  Amortization of intangible
   assets                          127       127       508        530
                              --------- --------- --------- ----------
                                 7,206     5,507    26,306     24,048
                              --------- --------- --------- ----------
    Loss from operations        (2,225)   (3,140)   (9,087)   (15,017)
  Interest expense, net           (595)     (124)   (1,423)      (298)
  Value of derivative security       -         -    (4,000)         -
  Change in value of
   derivative security               -         -    (1,361)         -
  Other income (expense), net     (144)      (26)        6        (76)
                              --------- --------- --------- ----------
    Loss before income tax
     expense                    (2,964)   (3,290)  (15,865)   (15,391)
  Income tax expense (benefit)      49       (33)       58        (23)
                              --------- --------- --------- ----------
    Net loss                  $ (3,013) $ (3,257) $(15,923) $ (15,368)
                              --------- --------- --------- ----------


Net loss per share
   Basic and diluted          $  (0.04) $  (0.05) $  (0.23) $   (0.25)

Weighted average number of shares used
 in per share calculations:
   Basic and diluted            70,452    65,413    69,071     61,664


                       Focus Enhancements, Inc.
                Condensed Consolidated Balance Sheets
          (In thousands, except share and per share amounts)
                             (Unaudited)

                                             December 31, December 31,
                                                 2006         2005
                                             ------------ ------------
                   Assets

Current assets:
  Cash and cash equivalents                   $    5,969   $      637
  Accounts receivable, net of allowances of
   $304 in 2006 and $418 in 2005                   4,188        3,197
  Inventories                                      4,072        3,743
  Prepaid expenses and other current assets        1,207          759
                                             ------------ ------------
      Total current assets                        15,436        8,336


  Property and equipment, net                        980        1,212
  Other assets                                       187           54
  Intangible assets, net                             186          866
  Goodwill                                        13,191       13,191
                                             ------------ ------------
                                              $   29,980   $   23,659
                                             ============ ============

    Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                            $    3,424   $    3,001
  Accrued liabilities                              3,702        3,292
  Current portion of capital lease
   obligations                                        10          107
  Borrowings under line of credit                  3,390        2,966
  Current portion of notes payable to bank             -            3
  Term loan                                        2,500        2,500
                                             ------------ ------------
      Total current liabilities                   13,026       11,869


  Convertible notes                               10,946        -
  Other liabilities                                -              100
  Capital lease obligations, net of current
   portion                                         -               10
                                             ------------ ------------
      Total liabilities                           23,972       11,979
                                             ------------ ------------

Stockholders' equity:
  Preferred stock, $0.01 par value;
   authorized 3,000,000 shares; 3,161 shares
   issued and outstanding at December 31,
   2006 and 2005, respectively (aggregate
   liquidation preference $3,917)                  -            -
  Common stock, $0.01 par value; 150,000,000
   shares authorized, 73,210,870 and
   68,382,113 shares issued and outstanding
   at December 31, 2006 and 2005,
   respectively                                      722          674
  Treasury stock at cost, 497,055 shares at
   December 31, 2006 and 2005, respectively         (750)        (750)
  Additional paid-in capital                     111,203      101,297
  Deferred stock-based compensation                -             (214)
  Accumulated other comprehensive income             130           47
  Accumulated deficit                           (105,297)     (89,374)
                                             ------------ ------------

      Total stockholders' equity                   6,008       11,680

                                             ------------ ------------
                                              $   29,980   $   23,659
                                             ============ ============
*T

-0-
*T
                       Focus Enhancements, Inc.
                    Selected Business Segment Data
                            (In thousands)
                             (Unaudited)

Revenue:                       Three Months Ended      Year Ended
-------------------------------------------------- -------------------

                               December  December  December  December
                                31, 2006  31, 2005  31, 2006  31, 2005
                               ---------------------------------------

Systems Business               $  7,186  $  4,972  $ 25,042  $ 21,148
Semiconductor Business            3,097     1,111    12,436     3,403
                               --------- --------- --------- ---------
  Net Revenue                  $ 10,283  $  6,083  $ 37,478  $ 24,551
                               ========= ========= ========= =========


Research and Development:      Three Months Ended      Year Ended
-------------------------------------------------- -------------------

                               December  December  December  December
                                31, 2006  31, 2005  31, 2006  31, 2005
                               ---------------------------------------

Systems Business               $    923  $    762  $  3,159  $  3,596
Semiconductor Business            2,836     1,769     9,561     9,195
                               --------- --------- --------- ---------
  Total Research and
   Development                 $  3,759  $  2,531  $ 12,720  $ 12,791
                               ========= ========= ========= =========


           Reconciliation of Net Loss to Non-GAAP Net Loss
                            (In thousands)
                             (Unaudited)

                              Three Months Ended       Year Ended
                              ------------------- --------------------

                              December  December  December  December
                               31, 2006  31, 2005  31, 2006  31, 2005
                              ----------------------------------------

Net loss, as reported         $ (3,013) $ (3,257) $(15,923) $ (15,368)

Plus:
   Stock-based compensation        168        17       662        122
   Value of derivative
    liability                     -         -        4,000      -
   Change in value of
    derivative liability          -         -        1,361      -

                              --------- --------- --------- ----------
Net loss, non-GAAP            $ (2,845) $ (3,240) $ (9,900) $ (15,246)
                              ========= ========= ========= ==========

                              --------- --------- --------- ----------
Net loss per share, non-GAAP
 (basic and diluted)          $  (0.04) $  (0.05) $  (0.14) $   (0.25)
                              ========= ========= ========= ==========

Weighted average common and
 common equivalent shares -
 basic and diluted              70,452    65,413    69,071     61,664


    CONTACT: Focus Enhancements Investors:
             Lippert/Heilshorn & Assoc.
             Mary Magnani, 415-433-3777
             mmagnani@lhai.com